UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2015

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 9, 2015, I.D. Systems, Inc. (the “Registrant”), entered into an Office Lease (the “Lease Agreement”) with GP Park II, LLC (the “Landlord”), pursuant to which the Registrant agreed to lease from the Landlord certain premises (the “Leased Premises”) located in Plano, Texas, to be used as the headquarters for Asset Intelligence, LLC, a wholly-owned subsidiary of the Registrant (“AI”). AI currently subleases space in the office building in which the Leased Premises is located pursuant to a Sublease Agreement, dated as of July 14 2011, between the Company and AirSure Limited, LLC, which expires on September 30, 2015.

The Leased Premises consist of approximately 11,482 rentable square feet and include primarily office space. The base rent for the Leased Premises varies over the Term (as defined below), and generally ranges from approximately $21,050 per month (or approximately $252,600 per year) to approximately $22,964 per month (or approximately $275,568 per year). The base rent will be abated during the first five months of the Term and is payable beginning on the first day of the sixth month after the Commencement Date (as defined below). The Registrant also will be responsible for (i) its pro rata share of any operating expenses, taxes and insurance expenses incurred by the Landlord with respect to the office building in which the Leased Premises are located; and (ii) certain fees, costs and expenses associated with certain improvements to be made to the Leased Premises prior to the Commencement Date (collectively, the “Improvements”).

The initial term of the Lease Agreement (the “Term”) is for a period of 65 months, and subject to any adjustment necessary for the completion of the Improvements, is scheduled to commence on October 1, 2015 (the “Commencement Date”) and unless earlier terminated in accordance with the Lease Agreement, is scheduled to expire on February 28, 2021. Under the Lease Agreement, the Company has the right to renew the Lease Agreement for an additional five-year term, provided that the base rent during any such renewal term will be at the then prevailing rental rate payable by tenants having credit standing similar to the Registrant for properties similar to the Leased Premises in generally the same geographic area.

This summary of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03, and is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

As described above, the following exhibit is filed as part of this report:

Exhibit 10.1 –	Lease Agreement, dated April 9, 2015, between I.D. Systems, Inc.
and GP Park II, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: April 10, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Agreement, dated April 9, 2015, between I.D. Systems, Inc. and GP Park II, LLC.